Ex 23.2

                          INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use in the Registration Statement of IPVoice
Communications, Inc. on Form S-8 to be filed on or about March 7, 2002 with the
Securities and Exchange Commission our report dated March 22, 2001 on the consolidated financial statements of IPVoice.com, Inc. which expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty.

                                              Durland & Company, CPAs, P.A.
Palm Beach, Florida
7 March 2002